Exhibit 10.1

BAOZUN INC.

2022 SHARE INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Baozun Inc. 2022 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Baozun Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Service Providers to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company and other Service Recipients in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Service Providers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan replaces the Prior Plans and the Prior Plans shall continue to govern awards granted prior to the Effective Date (as defined below) but no new awards shall be granted under the Prior Plans following the Effective Date.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“1% Individual Limit” shall have the meaning set forth in Section 3.2(b).

2.2	“10% Limit” shall have the meaning set forth in Section 3.1(a).

2.3	“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 10. With reference to any duties of the Board under the Plan which may have been delegated to one or more persons pursuant to Section 10.6, the term “Administrator” shall refer to such person(s) unless the Board has revoked such delegation.

2.4	“Affiliate” shall mean, with respect to any person, any other person controlled by, controlling or under common control with such person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

2.5	“American Depositary Shares” shall mean our American depositary shares, each of which represents three Class A ordinary shares.

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2.6	“Applicable Laws and Rules” shall mean (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.7	“Article” shall mean an article of this Plan.

2.8	“Award” shall mean an Option, a Restricted Share award, a Restricted Share Unit award, a Dividend Equivalents award, a Deferred Share award, a Share Payment award or a Share Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.9	“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.10	“Board” shall mean the Board of Directors of the Company.

2.11	“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

2.12	“Company” shall mean Baozun Inc., a Cayman Islands corporation, unless otherwise explicitly defined herein.

2.13	“Corporate Transaction” shall mean any of the following transactions, provided, however, that the Board shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)	an amalgamation, arrangement, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own fifty percent (50%) or more of the surviving entity;

(b)	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept;

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(c)	any reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company survives but (A) the Shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction (other than to the Company or to a Company-sponsored employee benefit plan), culminating in such takeover or scheme of arrangement, but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction; or

(d)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction.

(e)	the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Parent, Subsidiary or Related Entity); or

(f)	the completion of a voluntary or insolvent liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent required for the Plan or an Award to comply with Section 409A of the Code where it is applicable, a ‘Corporate Transaction’ shall not be deemed to have occurred unless it also qualifies as a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company (as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5)).

2.14	“Deferred Share” shall mean a right to receive Shares awarded under Section 7.3.

2.15	“Director” shall mean a member of the Board, as constituted from time to time.

2.16	“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 7.1.

2.17	“Effective Date” shall have the meaning set forth in Section 11.1.

2.18	“Eligible Individual” shall mean

(a)	any Employees, Directors or other directors of a Service Recipient (excluding a Related Entity), and persons who are expected to become Employees, Directors or other directors of a Service Recipient (excluding a Related Entity) as an inducement to enter into employment or service contracts but effective no earlier than the date on which such individual begins to provide services to the Service Recipient (excluding a Related Entity) (the “Employee Participants”);

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(b)	any Employees or directors of a Related Entity, and persons who are expected to become Employees or directors of a Related Entity as an inducement to enter into employment or service contracts but effective no earlier than the date on which such individual begins to provide services to the Related Entity (the “Related Entity Participants”);

(c)	any consultants, independent contractors or agents (excluding professional advisors and experts) of the Company or a Subsidiary, and persons who are expected to become consultants, dependent contractors or agents (excluding professional advisors and experts) of the Company or a Subsidiary as an inducement to enter into service contracts (but effective no earlier than the date on which such individual begins to provide services to the Company or a Subsidiary), who provide services to the Company or its Subsidiaries on a continuing or recurring basis in its ordinary and usual course of business which are in the interest of the long term growth of the Company and its Subsidiaries, taking into account the length and nature of the services provided or which are expected to be provided, the terms of the engagements (including the hours, places and mode of services), and the business segments and focuses of the Group from time to time (the “Service Providers”), including but not limited to any consultant, independent contractor or agent who (i) provides advisory services, consultancy services, sales and marketing services, technology services, administrative services to the Company as consultants, independent contractors or agents where the continuity and frequency of their services are akin to those of employees, (ii) provides services in the e-commerce projects of the Group, or (iii) provides advisory services and consultancy services after stepping down from an employment or director position with the Group, but excluding placing agents or financial advisers providing advisory services for fundraising, mergers or acquisitions and professional service providers, such as auditors or valuers who provide assurance or are required to perform their services with impartiality and objectivity;

provided, however, that Awards shall not be granted to any consultant, independent contractor or agent or Non-Employee Directors who are resident of any country in the European Union, and any other country which pursuant to Applicable Laws and Rules does not allow grants to non-employees.

2.19	“Employee” shall mean any person who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.20	“Employee Participants” shall have the meaning set forth in Section 2.18(a).

2.21	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

2.22	“Exercise Notice” shall mean a written or electronic notice to the Company for the exercise of an Award in such form and manner as the Administrator may determine in its discretion from time to time.

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2.23	“Fair Market Value” shall mean, as of any date, the value of Shares or American Depositary Shares determined as follows:

(a)	If the Shares and/or American Depositary Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation system on which Shares or American Depositary Shares, as applicable, are listed, quoted or traded, its Fair Market Value shall be the closing sales price for American Depositary Shares (or the closing bid, if no sales were reported) as quoted on NASDAQ on the date of determination, (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, multiplied by, subject to Section 409A of the Code, the applicable conversion ratio from an American Depositary Share to the Shares;

(b)	If the Shares are not listed on an established securities exchange, national market system or automated quotation system, but are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Shares, as quoted by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)	In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Administrator determines to be indicative of Fair Market Value.

2.24	“Holder” shall mean a person who has been granted an Award.

2.25	“HXEx” shall mean The Stock Exchange of Hong Kong Limited.

2.26	“HXEx Listing Rules” shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

2.27	“Incentive Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Administrator to constitute an Incentive Option.

2.28	“Incumbent Board” shall have the meaning set forth in Section 2.13(b).

2.29	“Market Standoff Period” shall have the meaning set forth in Section 9.4(d).

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2.30	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31	“Non-Qualified Option” shall mean an Option that is not an Incentive Option.

2.32	“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Option or an Incentive Option; provided, however, that Options granted to Non-Employee Directors and Service Providers shall only be Non-Qualified Options; provided, further, that if an Option designated as an Incentive Option shall fail to satisfy the requirements under Section 422 of the Code, then that Option or the portion of the Option that fails to satisfy the requirements under Section 422 shall be treated as a Non-Qualified Option.

2.33	“Parent” shall mean any entity whether domestic or foreign, in an unbroken chain of entities ending with the Company, if each of the entities other the first entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34	“Performance Measures” shall mean any one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; sales; revenue; Share price; total shareholder return; customer satisfaction metrics; and such other goals as the Administrator or the Board may determine from time to time. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/ or shares outstanding, investments or to assets or net assets. The Board may, in its sole discretion, amend or adjust the Performance Measures and establish any special rules and conditions to which the Performance Measures shall be subject at any time;

2.35	“person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.36	“Plan” shall mean this Baozun Inc. 2022 Share Incentive Plan, as it may be amended or restated from time to time.

2.37	“Prior Plans” shall mean the Baozun Inc. 2015 Share Incentive Plan adopted by the Company in May 2015 and the Baozun Inc. 2014 Share Incentive Plan adopted by the Company in May 2016.

2.38	“Related Entity” shall mean any Parent of the Company, and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial economic interest, directly or indirectly, through ownership or contractual arrangements but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

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2.39	“Restricted Share” shall mean Shares awarded under Article 6 that is subject to certain restrictions and may be subject to forfeiture or compulsory redemption.

2.40	“Restricted Share Units” shall mean the right to receive Shares awarded under Section 7.4.

2.41	“Scheme Mandate Limit” shall have the meaning set forth in Section 3.1(a).

2.42	“Securities Act” shall mean the United States Securities Act of 1933, as amended.

2.43	“Service Provider Sublimit” shall have the meaning set forth in Section 3.1(b).

2.44	“Service Providers” shall have the meaning set forth in Section 2.18(c).

2.45	“Service Recipient” shall mean the Company, any Subsidiary of the Company and any Related Entity to which an Eligible Individual provides services as an Employee, Service Provider, Director or other director.

2.46	“Share” shall mean an ordinary share of the Company (including the Class A ordinary shares and Class B ordinary shares in the share capital of the Company), and such other securities of the Company that may be substituted for Shares pursuant to Article 12 and which shall rank pari passu in all respects with other fully-paid Shares in issue. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise ten votes, respectively, on any resolution tabled at the Company’s general meetings, except as may otherwise be required by the Applicable Laws or provided for in the Company’s Memorandum of Association and Articles of Association.

2.47	“Share Appreciation Right” shall mean a share appreciation right granted under Article 8.

2.48	“Share Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 7.2.

2.49	“Subsidiary” shall mean (i) any entity which is accounted for and consolidated in the audited consolidated accounts of another entity as a subsidiary pursuant to the accounting standards adopted by the Company; and (ii) any entity which will, as a result of acquisition of its equity interest by another entity, be accounted for and consolidated in the next audited consolidated accounts of such other entity as a subsidiary pursuant to the accounting standards adopted by the Company.

2.50	“Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a Corporate Transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

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2.51	“Termination of Service” shall mean,

(a)	As to a Service Provider, the time when the engagement of a Holder as a Service Provider to a Service Recipient is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Service Provider simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(b)	As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(c)	As to an Employee, the time when the employee-employer relationship between a Holder and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary or Related Entity employing or contracting with such Holder ceases to remain a Subsidiary or Related Entity following any merger, sale of securities or other transaction or event (including, without limitation, a spin-off).

2.52	“U.S. Person” shall mean a “United States Person” within the meaning of Section 7701(a) (30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

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ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)	Subject to Section 12.1, the maximum number of Shares which may be issued pursuant to Awards under the Plan initially as of the date of approval of the Plan (which, for the avoidance of doubt, includes all Awards granted under this Plan, including Options and Share Appreciation Rights) shall be equal to 17,488,424 Class A ordinary shares; provided, however, that the maximum number of Shares in respect of all Awards which may be granted under this Plan (the “Scheme Mandate Limit”) shall not exceed 10% of the total number of Shares outstanding as of the date of approval of the Plan by the Company’s shareholders (the “10% Limit”). The foregoing Scheme Mandate Limit shall be reduced by the number of Shares that become subject to any Awards under the Plan.

(b)	Within the Scheme Mandate Limit, the maximum number of Shares that may be issued in respect of all Awards granted to Service Providers under this Plan initially as of the date of approval of the Plan shall be 524,652 Class A ordinary shares; provided, however, that the maximum number of Shares in respect of all Awards which may be granted to Service Providers under this Plan shall not exceed 3% of the Scheme Mandate Limit (the “Service Provider Sublimit”) and shall be subject to any other requirements imposed under Applicable Laws and Rules.

(c)	If an Option is in tandem with a Share Appreciation Right, such that the exercise of the Option or Share Appreciation Right with respect to a Share cancels the tandem Share Appreciation Right or Option right, respectively, with respect to such Share, the tandem Option and Share Appreciation Right with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.1.

(d)	Subject to the requirements of the HKEx Listing Rules in force from time to time, the Company may seek shareholders’ approval in a general meeting for refreshing the Scheme Mandate Limit and Service Provider Sublimit after three years from the date of the Company’s shareholders’ approval for the last refreshment (or the adoption of this Plan). Any “refreshment” within any three year period must be approved by independent shareholders of the Company in a manner compliant with Chapter 17 of the HK Listing Rules in force from time to time. The Scheme Mandate Limit so refreshed shall not exceed 10% of the total number of issued Shares as at the date of the shareholders’ approval of the refreshing of the Scheme Mandate Limit.

(e)	The Company may seek separate approvals from the shareholders for granting Awards beyond the Scheme Mandate Limit and Service Provider Sublimit in a manner as allowed under the HKEx Listing Rules.

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3.2	Other Grant Limitations. Subject to Section 12.1, the following additional maximums are imposed under the Plan:

(a)	Subject to the terms and conditions of the Plan, the maximum number of Shares that may be delivered to Participants and their beneficiaries with respect to Incentive Options under the Plan shall be 17,488,424 Class A ordinary shares; provided, however, that to the extent that Shares not issued must be counted against this limit as a condition of satisfying the rules applicable to Incentive Options, such rules shall apply to the limit on Incentive Options granted under the Plan. Notwithstanding the provisions of this Section 3.3(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an incentive share option under Section 422 of the Code.

(b)	To the extent any grant of an Award to an Eligible Individual would result in the Shares issued or to be issued in respect of all awards granted to such individual under the Plan or other share schemes of the Company (excluding any Awards that have been forfeited or lapsed in accordance with the terms of the Plan) in the 12-month period up to and including the date of such grant representing in the aggregate more than the limit set out in the HKEx Listing Rules (which is currently 1% of the Shares of the Company issued as of such date (the “1% Individual Limit”)), such grant must be separately approved by the shareholders of the Company with such individual and his/her close associates (or associates if such individual is a connected person) abstaining from voting in accordance with the HKEx Listing Rules.

(c)	The Company shall in any event comply with all applicable requirements, including the approval requirement, in respect of grants beyond applicable individual limits under any Applicable Laws and Rules.

3.3	Shares Reserved and Other Amounts Subject to the Plan/Limitations.

(a)	To the extent provided by the Administrator and set forth in the Award Agreement, any Award may be settled in cash rather than Shares. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b)	To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because they have already lapsed in accordance with the terms of this Plan, including due to forfeiture, termination, or expiration of the Award, then such Shares shall not reduce the Scheme Mandate Limit and the Service Provider Sublimit and shall remain available for grant under the Plan. In addition, only the Shares subject to a share-settled Share Appreciation Right that are issued to a Participant upon exercise of such share-settled Share Appreciation Right shall reduce the Scheme Mandate Limit and the Service Provider Sublimit.

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(c)	To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because (i) the Shares were subject to an Option and were not issued or delivered upon the net settlement or net exercise of such Option or (ii) the Shares were withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Award, then such Shares shall not reduce the Scheme Mandate Limit and the Service Provider Sublimit and shall remain available for grant under the Plan.

(d)	To the extent any Shares covered by an Award that are not delivered to a Participant or beneficiary because they have been cancelled, then such Shares shall reduce the Scheme Mandate Limit and the Service Provider Sublimit and shall not remain available for grant under the Plan.

3.4	Share Distributed. Any Shares distributed pursuant to an Award shall consist of authorized and unissued Class A ordinary shares in the share capital of the Company. Additionally, in the discretion of the Administrator, American Depository Shares in an amount equal to the number of Class A ordinary shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Class A ordinary shares in settlement of any Award. If the number of Class A ordinary shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Sections 3.1 and 3.2 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Class A ordinary shares.

ARTICLE 4.

GRANTING OF AWARDS

4.1	Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan, with such selection to be determined on the basis of their contributions to the development and growth of the Company, as determined by the Company. No Eligible Individual shall have an automatic right to be granted an Award pursuant to the Plan.

4.2	Grant of Awards to Directors, Chief Executive Officer or Substantial Shareholders. Where an Award is to be granted to a Director, chief executive officer or substantial shareholder of the Company or any of their associates (as determined in accordance with the HKEx Listing Rules) or any other connected persons of the Company (as defined under the HKEx Listing Rules), the grant shall be subject to approval requirements under Applicable Laws and Rules.

4.3	Terms and Conditions. The Administrator is authorized to and shall determine the amount, terms and conditions of, the Awards (including, without limitation, the performance targets as assessed in accordance with the Performance Measures during a specified performance period which must be achieved, the vesting period, the restrictions applicable to each Award, and the conditions on the issuance of such Award as it deems appropriate).

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4.4	Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. If necessary to comply with Section 409A of the Code, for each U.S. Person, the Shares subject to the Awards shall be “service recipient stock” within the meaning of Section 409A of the Code or the Award shall otherwise comply with Section 409A of the Code, unless the Holder consents otherwise.

4.5	Jurisdictions. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Service Recipients operate or have Eligible Individuals, or in order to comply with the requirements of any securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Related Entities shall be covered by the Plan; (b) determine which Eligible Individuals are eligible to participate in the Plan; (c) determine and modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws and Rules; (d) to cancel or suspend Awards, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award; (e) establish sub plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub plans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such sub plans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.2 unless otherwise permitted under the Applicable Laws and Rules; and (f) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Laws and Rules including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the any Applicable Laws and Rules.

4.6	Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

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4.7	Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards granted to Employee Participants shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares subject to a minimum holding period of 12 months which are delivered to an Employee Participant under his/her compensation arrangements with the Company, including Shares delivered to a Non-employee Director in respect of such Non-Employee Director’s annual retainer, and (iii) any additional Awards the Administrator may grant in respect of (A) sign-on or make-whole grants to new Employee Participants, (B) grants of Awards with performance-based vesting conditions, (C) grants of Awards that are made in batches for administrative or compliance reasons, (D) grants of Awards that vest evenly over a period of 12 months or more, and (E) grants of Awards with a total vesting and holding period of more than 12 months; and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any award in cases of retirement, separation, retention arrangements, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise. The Administrator shall when determining the vesting period of each grant of Award consider the purpose of the Plan, including but not limited to attraction and retention of individuals to the Company, motivation of performance and provision of competitive incentive opportunities.

4.8	Lapse of Awards. Unless otherwise set forth in the Award Agreement or determined by the Administrator, Awards shall cease to vest upon a Termination of Service. In the event an Option or Share Appreciation Right expires without being exercised or an Award does not vest, such Award shall automatically lapse, be forfeited and be cancelled by the Company without action on the part of the Holder and for no consideration. The Company shall owe no liability to any Holder for the lapse or cancellation of any Award under this Section 4.8.

4.9	Timing on the Grant of Awards. No Awards shall be granted in the periods prohibited under Applicable Laws and Rules, including but not limited to Rule 17.05 of the HK Listing Rules.

4.10	Payment on application or acceptance of an Award. Except as required by Applicable Laws and Rules, a Participant is not required to pay any amount in order to apply or accept an Award.

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ARTICLE 5.

OPTIONS

5.1	General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)	Exercise Price. The exercise price per Share or American Depositary Shares subject to an Option shall be determined by the Administrator and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares or American Depositary Shares, as applicable, and shall in any event be not less than the par value of the Share; provided, however, that the Exercise Price shall not be less than the higher of (i) the Fair Market Value of a Share or American Depositary Share, as applicable, on the date of grant (which must be a NASDAQ trading day) and (ii) the average Fair Market Value of a Share or American Depositary Share, as applicable, for the five NASDAQ trading days immediately preceding the date of grant (or, if greater, the par value of a Share on such date(s)). The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive and, for the avoidance of doubt, to the extent not prohibited by Applicable Laws and Rules (including any applicable exchange rules), a downward adjustment of the exercise prices of Options pursuant to this sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Holders; provided, however, in the event of a repricing, the Exercise Price shall still be subject to any other requirements imposed or waivers granted under Applicable Laws and Rules.

(b)	Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipient or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests, including in cases of retirement, separation, retention arrangements, death, disability or a change in control. Unless otherwise allowed under Section 4.7, the vesting period after acceleration shall not be less than 12 months. No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c)	Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares. The Administrator shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(d)	Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

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(e)	Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i)	An Exercise Notice stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws and Rules. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii)	In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv)	Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 9.1 and 9.2.

(f)	Term. The term of any Option granted under the Plan must not exceed ten (10) years from the date of grant. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service, provided always that the term of the Option must not exceed ten (10) years from the date of grant, to the extent permitted by Section 409A or Section 422 of the Code and the regulations thereunder.

(g)	Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Holder. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2	Incentive Options. Incentive Options may be granted to Employees of the Company, a Parent or Subsidiary of the Company. Incentive Options may not be granted to Employees of a Related Entity or to Non-Employee Directors or Service Providers. The terms of any Incentive Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)	Expiration of Option. An Incentive Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten (10) years from the date it is granted, unless an earlier time is set in the Award Agreement;

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(ii)	Three (3) months after the Holder’s Termination of Service as an Employee (save in the case of termination on account of disability or death); and

(iii)	One year after the date of the Holder’s Termination of Service on account of disability or death. Upon the Holder’s disability or death, any Incentive Options exercisable at the Holder’s disability or death may be exercised by the Holder’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Holder’s last will and testament, or, if the Holder fails to make testamentary disposition of such Incentive Option or dies intestate, by the person or persons entitled to receive the Incentive Option pursuant to the Applicable Laws and Rules of descent and distribution as determined under Applicable Laws and Rules. To the extent that such Option is not so exercised, it shall automatically lapse and become of no further effect;

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Options are first exercisable by a Holder in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Options are first exercisable by a Holder in excess of such limitation, the excess shall be considered Non-Qualified Options.

(c)	Ten Percent Owners. An Incentive Option shall be granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)	Share Transfer Restriction. The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Option within (i) two years from the date of grant of such Incentive Option or (ii) one year after the transfer of such Shares to the Holder.

(e)	Expiration of Incentive Options. No Award of an Incentive Option may be made pursuant to this Plan after the tenth (10th) anniversary of the earlier of (i) the date approved by the Board and (ii) the date on which the Company’s shareholders approve the Plan. No Award Agreement shall be entered into after the tenth (10th) anniversary of the Effective Date, but this shall not affect any Award granted prior to the expiry of the Plan.

(f)	Right to Exercise. During a Holder’s lifetime, an Incentive Option may be exercised only by the Holder.

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5.3	Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary and subject to approval, waiver, confirmation or otherwise as applicable from the HKEx, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4	Substitution of Share Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 6.

AWARD OF RESTRICTED SHARE

6.1	Award of Restricted Share.

(a)	The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the amount of, and the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

6.2	The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Laws and Rules. In all cases, legal consideration shall be required for each issuance of Restricted Shares. For the avoidance of doubt, Restricted Shares may be granted and issued to an Eligible Individual in consideration for such Eligible Individual’s continued employment by the Company or other Service Recipients, without any additional cash consideration being payable by such Eligible Individual. Notwithstanding anything herein to the contrary, grants of Awards pursuant to this Article 6 shall be made based on the basis of their contributions to the development and growth of the Company and its Subsidiaries, as determined by the Company, and the Holder is not required to pay any purchase price of Shares subject to an Award granted pursuant to this Article 6.

6.3	Rights as Shareholders. Subject to Section 6.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said Restricted Shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Restricted Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Restricted Shares shall be subject to the restrictions set forth in Section 6.4.

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6.4	Restrictions. All Restricted Shares (including any Shares received by Holders thereof with respect to the Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, the Holder’s directorship or the consultancy with the Service Recipient, or other criteria selected by the Administrator. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement, subject to any Applicable Laws and Rules. Unless otherwise allowed under Section 4.7, the vesting period after the acceleration shall not be less than 12 months. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

6.5	Forfeiture or Compulsory Redemption of Restricted Shares. If no cash consideration was paid by the Holder for the Restricted Shares, upon a Termination of Service the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be forfeited (meaning that they shall be surrendered to the Company and cancelled without consideration), except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Restricted Shares. If cash consideration was paid by the Holder for the Restricted Shares, upon a Termination of Service, the Company shall have the right to compulsorily redeem from the Holder (without any further action required on the part of the Holder) the unvested Restricted Shares then held by such Holder and which are subject to restrictions, at a cash price per Share equal to the cash consideration paid by the Holder for such Restricted Shares or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Termination of Service, the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and shall be non-forfeitable, and if applicable, the Company shall not have a right of compulsory redemption.

6.6	Certificates for Restricted Share. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

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ARTICLE 7.

AWARD OF DIVIDEND EQUIVALENTS, DEFERRED SHARES, SHARE PAYMENTS,

RESTRICTED SHARE UNITS

7.1	Dividend Equivalents. Subject to Section 409A of the Code, Dividend Equivalents may be granted by the Administrator based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

7.2	Share Payments. The Administrator is authorized to make Share Payments to any Eligible Individual. The number or value of shares of any Share Payment shall be determined by the Administrator and may be based upon any other criteria, including service to the Service Recipients, determined by the Administrator. Share Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

7.3	Deferred Shares. The Administrator is authorized to grant Deferred Share to any Eligible Individual. The number of shares of Deferred Share shall be determined by the Administrator and may be based on any specific criteria, including service to the Service Recipients, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Share award will not be issued until the Deferred Share award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Share shall have no rights as a Company’s shareholder with respect to such Deferred Share until such time as the Award has vested and the Shares underlying the Award has been issued to the Holder.

7.4	Restricted Share Units. The Administrator is authorized to grant Restricted Share Units to any Eligible Individual. The number and terms and conditions of Restricted Share Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including service to the Service Recipients, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become non-forfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code, to the extent applicable to the Holder. Restricted Share Units may be paid in cash, Shares or both, as determined by the Administrator and set forth in the Award Agreement. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Shares (or the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Share Unit.

7.5	Term. The term of a Dividend Equivalent award, Deferred Share award, Share Payment award and/or Restricted Share Unit award shall be set by the Administrator in its sole discretion.

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7.6	Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of shares of a Deferred Share award, shares distributed as a Share Payment award or shares distributed pursuant to a Restricted Share Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Laws and Rules. Notwithstanding anything herein to the contrary, grants of Awards pursuant to this Article 7 shall be made based on the basis of their contributions to the development and growth of the Company and its Subsidiaries, as determined by the Company, and the Holder is not required to pay any purchase price of Shares subject to an Award granted pursuant to this Article 7.

7.7	Exercise upon Termination of Service. A Dividend Equivalent award, Deferred Share award, Share Payment award and/or Restricted Share Unit award is exercisable or distributable only while the Holder is an Employee, Director or Service Providers, as applicable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the applicable Award. The Administrator, however, in its sole discretion may provide that the Dividend Equivalent award, Deferred Share award, Share Payment award and/or Restricted Share Unit award may be exercised or distributed subsequent to a Termination of Service.

7.8	Vesting Period. Unless otherwise set out in Section 4.7, the vesting period of a Dividend Equivalent award, Deferred Share award, Share Payment award and/or Restricted Share Unit award shall be set by the Administrator in its sole discretion and shall not be less than 12 months from the date of grant of the such Award.

ARTICLE 8.

AWARD OF SHARE APPRECIATION RIGHTS

8.1	Grant of Share Appreciation Rights.

(a)	The Administrator is authorized to grant Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan. The term of any Share Appreciation Right granted under the Plan must not exceed ten (10) years from the date of grant. Except as limited by the requirements of Section 409A and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Share Appreciation Right, and may extend the time period during which vested Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Share Appreciation Right relating to such a Termination of Service, provided always that the term of the Option must not exceed ten (10) years from the date of grant, to the extent permitted by Section 409A of the Code and the regulations thereunder.

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(b)	A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share or American Depository Share of the Share Appreciation Right from the Fair Market Value per Share or American Depository Share on the date of exercise of the Share Appreciation Right by the number of Shares or American Depository Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

(c)	The exercise price per Share or American Depositary Share subject to a Share Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares but shall in any event be not less than the par value of the Share; provided, however, that exercise price per Share or American Depositary Share subject to a Share Appreciation Right shall not be less than the higher of (i) the Fair Market Value of a Share or American Depositary Share, as applicable, on the date of grant (which must be a NASDAQ trading day) and (ii) the average Fair Market Value of a Share or American Depositary Share, as applicable, for the five NASDAQ trading days immediately preceding the date of grant (or, if greater, the par value of a Share on such date(s)). The exercise price per Share subject to a Share Appreciation Right may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive and, for the avoidance of doubt, to the extent not prohibited by Applicable Laws and Rules (including any applicable exchange rules), a downward adjustment of the exercise prices of Share Appreciation Rights mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Holders; provided, however, in the event of a repricing, the exercise price shall still be subject to any other requirements imposed or waivers granted under Applicable Laws and Rules.

(d)	Notwithstanding the foregoing provisions of this Article 8 to the contrary and subject to approval, waiver, confirmation or otherwise as applicable from the HKEx, in the case of a Share Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Share Appreciation Right may be less than the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

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8.2	Share Appreciation Right Vesting.

(a)	The period during which the right to exercise, in whole or in part, a Share Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Share Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Service Recipients, or any other criteria selected by the Administrator. At any time after grant of a Share Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Share Appreciation Right vests, including in cases of retirement, separation, retention arrangements, death, disability or a change in control. Unless otherwise allowed under Section 4.7, the vesting period after the acceleration shall not be less than 12 months.

(b)	No portion of a Share Appreciation Right which is un-exercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Share Appreciation Right.

8.3	Manner of Exercise. All or a portion of an exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Administrator, or such other person designated by the Administrator, or his, her or its office, as applicable:

(a)	An Exercise Notice stating that the Share Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b)	Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)	In the event that the Share Appreciation Right shall be exercised pursuant to this Section 8.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right, in the sole discretion of the Administrator.

8.4	Payment. Amounts payable upon exercise of a Share Appreciation Right shall be in cash, Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator and set forth in the Award Agreement.

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ARTICLE 9.

ADDITIONAL TERMS OF AWARDS

9.1	Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares issuable pursuant to the exercise or vesting of the Award having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator and compliant with Applicable Laws and Rules. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan to the extent prohibited by Applicable Laws and Rules.

9.2	Tax Matters.

(a)	No Shares shall be delivered under the Plan to any Holder until such Holder has made arrangements acceptable to the Administrator for the satisfaction of any income, employment, social welfare or other tax withholding obligations under Applicable Laws and Rules. Each Service Recipient shall have the authority and the right to deduct or withhold, or require a Holder to remit to the applicable Service Recipient, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s employment, social welfare or other tax obligations) required by Applicable Laws and Rules to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator shall determine the methods by which payments of applicable taxes by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) withholding Shares issuable pursuant to the exercise or vesting of the Award having a Fair Market Value on the date of delivery equal to the aggregate tax payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate tax payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator and compliant with Applicable Laws and Rules. The number of Shares which may be so withheld shall be limited to the number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such taxable income (or, if permitted by the Administrator, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).

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(b)	Each Holder shall hold harmless and indemnify the Company and its Affiliates from any adverse tax consequences to such Holder with respect to such Award, any withholding or other tax obligations of the Company or its Affiliates with respect to such Award and from any action or inaction or omission of the Company or its Affiliates pursuant to the Plan, the Award or otherwise that may cause such Holder’s Award to be or become subject to Section 409A. The Company may defer any issuance of Shares upon exercise of Awards unless indemnified to its satisfaction.

(c)	The Company intends (i) that the Awards not be treated as deferred compensation subject to the requirements of Section 409A of the Code and (ii) that any ambiguities in construction be interpreted in order to effectuate such intent. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Notwithstanding any other provision of the Plan, the Company shall have no obligation to indemnify or hold harmless any person against any taxes (or any interest or penalties thereon) attributable to the transfer, ownership, exercise, or disposition of, or any other transaction involving, Awards (including, without limitation, as the result of the application of Section 409A of the Code).

(d)	By entering into an Award Agreement, each Holder acknowledges that such Holder may undertake certain adverse tax liabilities as a result of the grant of such Award and any subsequent purchase or disposition of any Award or any Shares subject to such Award. Each Holder represents that (i) such Holder has consulted with any adviser with which such Holder deems it advisable in connection with the receipt of such Award and such Holder is not relying on the Company or any advisor to the Company for any tax, legal or other advice relating to the Plan and the Award, and (ii) such Holder shall accept the potential application of Section 409A to such Awards and the other tax consequences of the issuance, vesting, ownership, modification, adjustment and disposition of such Award.

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9.3	Transferability of Awards.

(a)	Except as otherwise provided in Section 9.3(b):

(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, as required under applicable domestic relations laws, in each case, to the extent permitted by Applicable Laws and Rules, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)	No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the successors in interest of such Holder or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence and Applicable Laws and Rules; and

(iii)	During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to applicable domestic relations law; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes un-exercisable under the Plan or the applicable Award Agreement, be exercised by the personal representative of such Holder or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws and Rules of descent and distribution.

(b)	Notwithstanding Section 9.3(a), to the extent permitted by Applicable Laws and Rules and subject to approval, waiver, confirmation or otherwise (as applicable) from the HKEx, a Holder may transfer an Award other than an Incentive Option to (x) certain persons related to the Holder, including but not limited to members of the Holder’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Holder’s family and/or charitable institutions, and (y) such other person as the Administrator, in its sole discretion, may expressly approve in writing, pursuant to such conditions and procedures as the Administrator may establish, including the following conditions: (i) an Award transferred shall not be assignable or transferable other than by will or the laws of descent and distribution; (ii) an Award transferred shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the permitted transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Laws and Rules and (C) evidence the transfer.

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(c)	Notwithstanding Section 9.3(a) and to the extent permitted by Applicable Laws and Rules, a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property jurisdiction, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

9.4	Conditions to Issuance of Shares.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and Rules and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)	All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws and Rules. The Administrator may place legends on any Shares certificate or book entry to reference restrictions applicable to the Shares.

(c)	The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

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(d)	Without limiting the provisions of Section 9.4(c), in connection with any first application and/or registration of an underwritten offering to the public of Shares or any securities of the Company at any stock exchange for a primary or any other type of listing, each Holder shall be deemed to consent to (i) prohibition on direct or indirect sale, transfer or otherwise dealing with any Shares issued to such Holder, as requested by the Company (or its underwriters), during any specified period following the effective date of registration statement or prospectus of the Company filed under Applicable Laws and Rules (including any applicable exchange rules), or following any other date specified in the aforesaid request (“Market Standoff Period”), and (ii) the Company at its discretion imposing any stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

(e)	The Administrator may request that any and all necessary consents and/or approvals being obtained and/or any Applicable Laws and Rules (including any applicable exchange rules) being complied with prior to any share issuance. For the avoidance of doubt, a Holder shall be responsible (a) for obtaining any governmental or other official consent and/or approval that may be required, and for complying with any other requirements in respect of which such Holder has the locus standi to deal with, and (b) for any tax consequences and liability arising from such Holder, under any law or regulation under any applicable jurisdiction in connection with any Award, any exercise or status as a Holder. The Company shall not be responsible for any failure by a Holder to obtain any such consent and/or approval, nor for any such non-compliance, nor for any tax or other liability to which a Holder may become subject to as a result of such Holder’s participation in the Plan in any way, nor for the invalidity or illegality of any Award itself or the exercise thereof.

(f)	No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(g)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws and Rules, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, the Administrator or the transfer agent of the Company).

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9.5	Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (b) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder), which may include without limitation the Holder becoming insolvent or commencing a bankruptcy proceeding or being found guilty of serious misconduct or being convicted of any criminal offense involving integrity or honesty of such Holder.

9.6	Applicable Currency. Unless otherwise required by Applicable Laws, or as determined in the discretion of the Administrator, all Awards shall be designated in U.S. dollars. A Holder may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Holder resides in accordance with Applicable Laws and Rules, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in another foreign currency, as permitted by the Administrator, the amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

ARTICLE 10.

ADMINISTRATION

10.1	Administrator. The Board shall administer the Plan (except otherwise permitted herein or as required by Applicable Laws and Rules). Notwithstanding the foregoing, the Board may delegate its authority hereunder pursuant to and to the extent permitted by Section 10.6.

10.2	Duties and Powers of the Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted hereunder. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Options shall be consistent with the provisions of Section 422 of the Code.

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10.3	Action by the Board. Unless otherwise established by the Board, a majority of the Board shall constitute a quorum and the acts of a majority of the Directors present at any meeting at which a quorum is present, and acts approved in writing by all Directors in lieu of a meeting, shall be deemed the acts of the Board. Each Director is entitled to, in good faith, rely or act upon any report or other information furnished to him or hereby any officer or other employee of a Service Recipient, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.4	Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)	Designate Eligible Individuals to receive Awards;

(b)	Determine the type or types of Awards to be granted to each Eligible Individual;

(c)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)	Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)	Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)	Adjust the number of shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate and to the extent consistent with Applicable Laws and Rules. For the avoidance of doubt, to the extent not prohibited by Applicable Laws and Rules (including any applicable exchange rules), a downward adjustment of the prices of any awards mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected participants;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(k)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

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10.5	Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

10.6	Delegation of Authority. To the extent permitted by Applicable Laws and Rules, the Board may from time to time delegate to a committee of one or more members of the Board or the chief executive officer of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 10; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals:(a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.6 shall serve in such capacity at the pleasure of the Board and the Board may at any time exercise any and all rights and duties of the delegate.

ARTICLE 11.

MISCELLANEOUS PROVISIONS

11.1	Effective Date. The Plan has been adopted and approved by the Board, subject to shareholder approval. Subject to the approval by the Company’s shareholders, this Plan shall become effective as of the effective date of the dual primary listing of the Shares on the Main Board of HKEx (the “Effective Date”). The Plan will be approved by the shareholders if a resolution approving the Plan is passed by a simple majority of votes cast by shareholders or by proxy of shareholders entitled to vote at a general meeting of the Company duly held in accordance with the applicable provisions of the Company’s Memorandum of Association and Articles of Association.

11.2	Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the date on which it was approved by the Company’s shareholders, unless terminated earlier by the Board. Any Awards that are outstanding upon the termination of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement.

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11.3	Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.3, at any time and from time to time, the Administrator may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws and Rules the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) if required by the relevant stock exchange and no exemption is claimed, without limiting Section 10.4(g), shareholder approval is required for any material amendment to the Plan, including any amendment that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Section 12.1), (ii) permits the Administrator to extend the term of the Plan or the exercise period for an Option or Share Appreciation Right beyond ten (10) years from the date of grant, (iii) results in a material increase in benefits or a change in eligibility requirements, or (iv) to the extent required by Applicable Laws and Rules, changes the authority of the Directors or the Administrators to alter the terms of the Plan. Except as provided in the Plan or any Award Agreement, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Further, if Applicable Laws and Rules, the Award Agreement and the terms of the Awards to seek the approval from the Company’s shareholders, the Board, the independent directors of the Board or any committee thereof, as applicable, such approval shall be obtained. In the event of an amendment to the Plan or the Award Agreements, the amended Plan or the amended Award Agreement must still comply with the relevant Applicable Laws and Rules.

11.4	Shareholders Rights. Except as otherwise provided herein, nothing in the Plan may be construed as giving any person any rights as a shareholder except as to Shares actually issued under the Plan, and a Holder shall not have any of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares. Once a Holder becomes a shareholder of record with respect to the Shares subject to the Award, the Holder shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to Shares subject to vesting conditions shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

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11.5	Recovery of Compensation. The Administrator may provide in an Award Agreement or adopt a policy that provides that any outstanding Award subject to such Award Agreement or policy (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any such Award or Shares acquired under any such Award will be subject to forfeiture, clawback and disgorgement to the Company, with interest and other related earnings, if the Eligible Individual to whom the Award was granted violates any agreement, the Company’s policy or any other Applicable Laws and Rules applicable to the Eligible Individual, or if the Eligible Individual conducts any serious misconduct, a material misstatement in the Company’s financial statements or other circumstances that requires so as the Administrator determines. Each Eligible Individual to, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Eligible Individual to cooperate fully with the Administrator, to effectuate any forfeiture, clawback or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Eligible Individual to and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to an Eligible Individual to or his or her permitted transferees, if any, that may arise in connection with this Article 11.5.

11.6	Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

11.7	Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient. Nothing in the Plan shall be construed to limit the right of a Service Recipient: (a) to establish any other forms of incentives or compensation for Eligible Individuals, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

11.8	Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws and Rules (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Laws and Rules, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws and Rules.

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11.9	Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act or the Securities Act shall include any amendment or successor thereto.

11.10	Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Cayman Islands without regard to conflicts of laws thereof. In the event any term of this Plan shall be inconsistent with or not in compliance with the applicable rules of NASDAQ or the HKEx, the applicable rules of the NASDAQ or the HKEx shall prevail.

11.11	U.S. Securities Law. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the Holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

11.12	No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

11.13	No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Holder’s employment or services at any time, nor confer upon any Holder any right to continue in the employ or service of any Service Recipient.

11.14	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, any Subsidiary or any Related Entity.

11.15	Indemnification. To the extent allowable pursuant to Applicable Laws and Rules, each Director of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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11.16	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.17	Expenses. The expenses of administering the Plan shall be borne by the Service Recipients.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1	Adjustments. In the event of a capitalization issue, rights issue, subdivision or consolidation of shares or reduction of capital, the number and class of securities available under this Plan, the terms of each outstanding Option and Share Appreciation Right (including the number and class of securities subject to each outstanding Option or Share Appreciation Right and the exercise price per Share) and the terms of each other outstanding Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Board, and such adjustments to be made in the case of outstanding Options and Share Appreciation Rights shall be in accordance with the Applicable Laws and Rules, Section 409A of the Code and the Note to Rule 17.03(13) of the HKEx Listing Rules to the extent applicable. Only where approval, waiver, confirmation or otherwise as applicable from the HKEx is obtained, in the event of any other equity restructuring event as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation or any successor or replacement accounting standard, or any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Board to the extent necessary to prevent dilution or enlargement of rights of participants in accordance with the Applicable Laws and Rules and the Note to Rule 17.03(13) of the HKEx Listing Rules. In case of an adjustment pursuant to this Section 12.1, the decision of the Board regarding any such adjustment shall be final, binding and conclusive.

12.2	Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Holder, if a Corporate Transaction occurs and a Holder’s Awards are not converted, assumed, or replaced by a successor as provided in Section 12.3, such Awards shall become fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Corporate Transaction, the Administrator may in its sole discretion provide for (a) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Holder the right to exercise such Awards during a period of time as the Administrator shall determine, (b) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or (c) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

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12.3	Corporate Transactions – Assumption of Award. In the event of a Corporate Transaction, each Award may be assumed by the successor entity or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, an Award will be considered assumed if the Award either is (a) assumed by the successor entity or Parent thereof or replaced with a comparable Award (as determined by the Administrator) with respect to capital shares (or equivalent) of the successor entity or Parent thereof or (b) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. If an Award is assumed in a Corporate Transaction, then such Award, the replacement Award or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and redemption or forfeiture rights, immediately upon termination of the Holder’s employment or service with all Service Recipients within twelve (12) months of the Corporate Transaction without cause. Notwithstanding the foregoing, in no event shall the application of this Section 12.3 cause the vesting period of any Award of any Participant who is not an Employee Participant to be less than 12 months.

12.4	Corporation Transactions – Unwinding of Transactions. Notwithstanding anything to the contrary, in the event the Board determines that the relevant Corporate Transaction has been cancelled, terminated or will not otherwise complete for any reason, all Awards otherwise exercised in relation thereto shall remain outstanding, unexercised and all Awards shall be subject to the vesting, rights and obligations of the Plan and the Award Agreement prior to such Corporate Transaction, and any Exercise Notice shall automatically lapse and be of no force and effect, and the Company shall promptly refund to the relevant Holder the aggregate amount paid by such Holder in relation to any Award subject to exercise.

12.5	Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 12 and only where approval, waiver, confirmation or otherwise as applicable from the HKEx is obtained, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

12.6	No Other Rights. Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

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